As Filed with the Securities and Exchange Commission on April 13, 1999
                                          Registration No. 333-

                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       REGISTRATION STATEMENT ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                                    PHC. INC.
             (Exact name of registrant as specified in its charter)

                                  Massachusetts
         (State or other jurisdiction of incorporation or organization)

                                   04-2601571
                      (I.R.S. Employer Identification No.)

                                 Bruce A. Shear
                      President and Chief Executive Officer
                                    PHC, Inc.
                           200 Lake Street - Suite 102
                          Peabody, Massachusetts 01960
                                 (978) 536-2777
          (Address and telephone number of principal executive offices)

                                 with a copy to:

                                ARNOLD WESTERMAN
                     ARENT FOX KINTNER PLOTKIN & KAHN, PPLC
                           1050 Connecticut Avenue, NW
                              Washington, DC 20036
                                 (202) 857-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the  only  securities  being  registered  on this  Form  are  being  offered
pursuant  to  dividend  or  interest   reinvestment  plans,  please  check  the
following box.   [    ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective
registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to a Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [    ]

If delivery  of the  prospectus  is  expected to be made  pursuant to Rule 434,
please check the following box. [    ]

              C A L C U L AT I ON  O F  R E G I S T R A T I ON  F E E

                                 Proposed       Proposed    Amount
   Title of each    Amount       Maximum        Maximum     of
     Class of       to be        Offering      Aggregate    Registration
 Securities to be   Registered  Price Per       Offering       Fee
    Registered                  Share (1)      Price (1)

  Class A Common    1,042,061
  Stock, $.01 par    shares       $0.875      $911,803.38    $276.30
       value

__________________________________________________________________________

                       Subject to Completion, dated , 1999

PROSPECTUS
                                    PHC, INC.

                            PIONEER BEHAVIORAL HEALTH

                    1,042,061 Shares of Class A Common Stock

      This Prospectus relates to the public offering that may be made from time to time of shares of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of PHC, Inc., Massachusetts corporation ("PHC"), by, or for the accounts of, the holders thereof (the "Selling Security Holders"). See "Selling Security Holders."

      The shares of Class A Common Stock offered in this Prospectus were issued by PHC in transactions exempt from registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. Of the shares of Class A Common Stock offered in this Prospectus, (1) 99,697 were issued and 660,303 may be issued to the Selling Security Holders pursuant to a price guarantee and in lieu of a promissory note in connection with the conversion of their Series B Convertible Preferred Stock; and (2) 250,000 are issuable upon the conversion of Convertible Debentures.

      The shares  offered in this  Prospectus  may be sold from time to time by the Selling Security Holders or their transferees. No underwriting arrangements have been entered into by the Selling Security Holders as of the date hereof. The distribution of the shares offered in this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to such prevailing market prices, or negotiated prices. Underwriting discounts and usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling- Security Holders in connection with sales of such shares. See "Plan of Distribution."

      PHC will not receive any proceeds from the sale of the shares offered in this Prospectus. By agreement with the Selling Security Holders, PHC will pay all of the expenses incident to the registration of such shares under the Act (other than agent's or underwriter's commissions and discounts), estimated to be approximately $24,000.

      The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the shares offered pursuant to this Prospectus are sold, may be deemed "underwriters" within the meaning of the Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation.

             The Class A Common Stock is traded in the over-the-counter market and prices are quoted on Nasdaq under the symbol PIHC. On April 1, 1999, the closing bid price of the Class A Common Stock was $0.875.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 9.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  Price to        Proceeds to Selling
                  Public (1)      Stockholders (1)

         Per      $0.875          $911,803.38
         Share
         Total    $0.875          $911,803.38

         (1) Estimated on the basis of the bid and asked prices of the Class A Common Stock on April 1, 1999, as reported on The Nasdaq SmallCap Market.

The date of this Prospectus is  , 199

                              AVAILABLE INFORMATION

      PHC has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to PHC and the securities offered hereby, reference is hereby made to the Registration
Statement, and the exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N. W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an internet site that contains reports, proxy and information statements and other information about PHC that is filed electronically at http:\\WWW.SEC.GOV. Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement.

      PHC  is  subject  to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 10549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

      A copy of PHC's Annual Report on Form 10-KSB, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention:
Bruce A. Shear.

      PHC intends to furnish its stockholders and holders of rights exercisable for publicly traded securities of PHC with annual reports containing audited financial statements and such other periodic reports as PHC may from time to time deem appropriate or as may be required by law.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Incorporated herein by reference and made a part of this Prospectus are the following: (1) PHC's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 filed with the Commission on October 13, 1998: (2) PHC's Quarterly Report on Form 10-QSB for the quarters ended September 30, 1998 and December 31, 1998; and (3) the description of the Class A Common Stock, which is registered under Section 12 of the Exchange Act, contained in PHC's Registration Statement on Form 8-A dated December 17, 1993, and the amendment thereto on Form 8-A/A dated March 2, 1994. All documents subsequently filed by PHC with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated, by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

      PHC will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein. Requests for such information should be directed to: PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear. PHC's telephone number is: (978) 536-2777.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to the more detailed information and the Consolidated Financial Statements
(including the Notes attached to the Consolidated Financial Statements) appearing elsewhere in this Prospectus or incorporated by reference into the Prospectus. This Prospectus relates to the public offering that may be made from time to time of up to 1,042,061 shares of Class A Common Stock. Of the 1,042,061 shares of Class A Common Stock offered under this Prospectus, (1) 99,697 were issued and 660,303 may be issued to the Selling Security Holders pursuant to a price guarantee and in lieu of a promissory note in connection with the conversion of their Series B Convertible Preferred Stock; and (2) 250,000 are issuable upon the conversion of convertible debentures. The shares of Class A Common Stock issued to the Selling Security Holders at the conversion price of the Convertible Preferred Stock have been previously registered in Commission file number 333-59927 effective July 24, 1998.

      As of March 2, 1999 the total number of outstanding shares of Class A Common Stock was 5,530,206, the total number of outstanding Class B Common Stock was 727,210, the total number of outstanding shares of Series B Convertible Preferred Stock was 853, and the total amount of outstanding convertible debentures was $500,000. As of April 1, 1999, the total number of outstanding shares of Class A Common Stock upon the conversion of Series B Convertible Preferred Stock and convertible debentures was 6,572,267.

      The Class A Common Stock and PHC's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), are similar in all respects, except that holders of Class B Common Stock have five votes per share and holders of Class A Common Stock have one vote per share on all matters on which stockholders may vote and that holders of the Class A Common Stock are entitled to elect two members of PHC's board of directors and holders of the Class B Common Stock are entitled to elect all the remaining members of the board of directors. Subject to certain limitations, each share of Class B Common Stock is convertible into one share of Class A Common Stock automatically upon and sale or transfer thereof or at any time at the option of the holder. The Class A Common Stock, the Class B Common Stock are sometimes collectively referred to herein as the "Common Stock."

     Each Share of Series B Preferred Stock is convertible, at the option of its holder, into Class A Common Stock at 80% of the average closing bid price five days prior to the conversion date but not less than $1.88 or more than $3.50 per share. If the conversion price should calculate to be less than $1.88 the difference is made up in the form of a Note from the Company. Preferred Stock dividends have preference over any Common Stock Dividends declared and may be paid in cash or Preferred Stock at the Company's option.


                                       PHC

      PHC is a national health care company specializing in the treatment of substance abuse, which includes alcohol and drug dependency and related disorders, and in the provision of psychiatric care. Through its six active subsidiaries, PHC operates substance abuse treatment facilities in Utah and Virginia, a psychiatric facility and five outpatient mental health clinics in Michigan, two outpatient mental health clinics in Nevada and provides management and administrative services to psychotherapy and psychological practices in New York.

      PHC provides health-related services to three distinct segments of the population, PHC's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care facilities (i.e., facilities designed to provide care to individuals who do not require hospital care but who require some medical care), which permits PHC to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. PHC tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries. PHC's psychiatric facility provides inpatient psychiatric care to children, adolescents and adults and operates a partial hospitalization program. PHC's outpatient mental health clinics provide services to employees of major employers, as well as to managed care, Medicare and Medicaid clients. The psychiatric services are offered in a larger, more traditional setting than PHC's substance abuse facilities, enabling PHC to take advantage of economies of scale to provide cost-effective treatment alternatives.

      PHC believes that it has benefited from an increased awareness of the need to make substance abuse treatment services accessible to the nation's work force. For example, PHC treats employees who have been referred for treatment as a result of compliance with Subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as the Drug Free Workplace Act), which requires employers who are Federal contractors or Federal grant recipients to establish drug-free awareness programs which, among other things, inform employees about available drug counseling; rehabilitation and employee assistance programs. In addition, effective January 1, 1995, the Department of Transportation implemented regulations which broaden the coverage and scope of alcohol and drug testing for employees in "safety sensitive" positions in the transportation industry.

      PHC was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, PHC merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. PHC changed its name to "PHC, Inc." as of November 24, 1992. PHC is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. From the time of its organization in 1976 until 1992, PHC managed treatment programs for addictive disorders in acute care hospitals located in as many as twelve states.
Additionally, in 1984 PHC began to operate its own free-standing treatment facilities for addictive disorders. PHC does business under the trade names "Pioneer Healthcare" and "Pioneer Behavioral Health." With the exception of the services provided directly by PHC under the name Pioneer Development Support Services, PHC operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries. PHC plans to expand its operations through the acquisition or establishment of additional substance abuse and inpatient psychiatric treatment facilities.

      Through its subsidiaries, PHC currently operates two facilities which provide treatment for substance abuse and addictive disorders: Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge") and Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"). PHC also operates a psychiatric hospital, Harbor Oaks Hospital, located in New Baltimore, Michigan, near Detroit ("Harbor Oaks"), five outpatient psychiatric clinics in Michigan ("North Point-Pioneer"), and two outpatient mental health clinics, Harmony Healthcare, located in Las Vegas, Nevada ("Harmony"). PHC also provides management and administrative services to psychotherapy and psychological practices in New York through BSC-NY, Inc ("BSC"). Unless the context otherwise requires, references in this Prospectus to "Pioneer" and "PHC" mean PHC, Inc. and its subsidiaries. PHC's executive offices are located at 200 Lake Street, Suite 102, Peabody, MA 01960 and its telephone number is (978) 536-2777.

                                  RISK FACTORS

      An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.


      Negative cash flow. During the fiscal quarter ended December 31, 1998 PHC recorded an extraordinary gain of $1,089,076 which was a result of the partial liquidation of the net liabilities of the long term care center formerly operated by a wholly owned subsidiary of PHC. PHC generated a Loss before this Extraordinary Item of $912,060 for the first two fiscal quarters of 1999 and losses of $6,232,221 and $2,839,664 during fiscal years 1998 and 1997, respectively. There can be no assurance that PHC will not incur additional losses in the future. As a result of significant losses in prior years, as of June 30, 1998 PHC had an accumulated deficit of $10,923,597. Primarily due to significant losses, PHC has experienced negative cash flow from operations in recent periods.

       Need for additional financing. Although PHC has entered into various accounts receivable funding facilities, (see the Consolidated Financial Statements and related notes included or incorporated into this prospectus by reference), there can be no assurance that PHC will be able to obtain any additional required financing on terms acceptable to PHC. The inability to obtain needed financing could have a material adverse effect on PHC's financial condition, operations and business prospects and there can be no assurance that PHC will be able to attain or maintain profitability in the future. See Consolidated Financial Statements and related notes included or incorporated into this prospectus by reference.

   Lack of access to capital to achieve acquisition strategy. PHC intends to expand its operations through the acquisition or establishment of additional facilities, and may seek to obtain additional financing from various sources including banks. PHC's plan to acquire additional facilities in the future is highly dependent upon its access to capital, of which there can be no assurance. See "Negative cash flow; Need for additional financing." If PHC is unable to secure the necessary access to capital it will be unable to acquire additional facilities which, in turn, will limit PHC's growth.

   Reimbursement by third-party payors; Concentration of receivable; Change in service mix. Payment for substance abuse treatment is provided by private insurance carriers and managed care organizations; payment for psychiatric services is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs. Changes in the sources of PHC's revenues could significantly alter the profitability of PHC's operations. In addition, PHC experiences greater delays in the collection of amounts reimbursable by the Medicare and the Medicaid programs than in the collection of amounts reimbursable by private insurers and managed care organizations. Accordingly, a change in PHC's service mix could have a material adverse effect on PHC as would an increase in the percentage of PHC's patients who are insured by Medicare or Medicaid. In addition, cost containment pressures from private insurers and the Medicare and the Medicaid programs have begun to restrict the amount that PHC can charge for its services. If a substantial number of private insurers and managed care organizations were to adopt more restrictive reimbursement schedules and if such schedules did not permit PHC to profitably provide substance abuse treatment and other behavioral health care, PHC's business would be materially adversely affected. Ten percent of revenues from continuing operations for the quarter ended December 31, 1998 was related to Government Payors. In addition, there can be no assurance that PHC's existing facilities will continue to meet, or that proposed facilities will meet, the requirements for reimbursement by third-party or governmental payors.

   PHC had substantial receivables from Medicaid and Medicare of approximately $353,440 excluding discontinued operations, at December 31, 1998, which would constitute a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.

   A number of substance abuse facilities in the New England area have closed in recent years, purportedly in part because certain managed care organizations are no longer willing to pay for inpatient treatment beyond five or ten days, making it difficult for such facilities to remain in operation. On May 31, 1998 PHC closed its Rhode Island facility which had lost approximately $85,000 per month over the first nine months of fiscal year 1998 due to the cost involved in operating in the heavy managed care environment of Rhode Island. PHC has marketed, and intends to continue marketing, its services to managed care organizations and insurance companies that are willing to reimburse PHC for longer lengths of stay, particularly with respect to those patients with severe substance abuse addictions. However, if a growing number of managed care organizations and insurance companies adopt policies which limit the length of stay for substance abuse treatment, PHC's business would be materially adversely affected.

   Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on PHC's ability to substantiate the medical necessity of treatment in accordance with varying requirements of different insurance companies. The process of substantiating a claim often takes up to four months and, as a result, PHC experiences significant delays in the collection of amounts reimbursable by third-party payors which adversely affects PHC's working capital condition. PHC's accounts receivable (net of allowance for bad debts) were $7,190,315 at December 31, 1998 compared with $8,126,972 at June 30, 1998 and $9,671,763 at June 30, 1997 excluding discontinued  operations.  As  PHC  expands,  PHC  will  be  required  to  seek payment from a larger number of payors and the amount of PHC's accounts receivable will likely increase. The overall decrease in current accounts receivable is due primarily to significant increases in allowance for doubtful accounts which was $3,505,310 at December 1998 compared to $3,488,029 at June 30, 1998 and $1,942,602 at June 30, 1997. This increase is due to PHC's more aggressive reserve policy established in June 1997. If the amount of receivables which eventually become uncollectible exceeds such allowance, PHC could be materially adversely affected. In addition, any decrease in PHC's ability to collect its accounts receivable or any further delay in the collection of accounts receivable would have a material adverse effect on PHC. See the Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference.

   As a general rule, PHC attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of PHC's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by PHC to have the requisite degree of motivation for treatment to be successful. In addition, PHC provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. Most of PHC's psychiatric patients are either covered by insurance or pay at least a portion of treatment costs. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is in PHC's discretion and has been less than 5%.

   Private  insurers,  managed  care  organizations  and,  to a lesser  extent,
Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services at fixed reimbursement rates. Continued growth in the use of carve-out systems could materially adversely affect PHC to the extent PHC is not selected to participate in such smaller specialized networks or if the reimbursement rate is not adequate to cover the cost of providing the service.

   Acquisition and expansion risks. PHC intends to expand its business through acquisition. The acquisitions will be in areas that will further support the integrated delivery system in markets that PHC currently services. There can be no assurance that PHC will be successful in identifying appropriate acquisition opportunities or, if it does, that PHC will be successful in acquiring such facilities or that the acquired facilities will be profitable. The ability of PHC to acquire and develop additional facilities will depend on a number of factors beyond the control of PHC, including the availability of financing, the ability of PHC to obtain necessary permits, licenses and approvals as well as the employment of appropriate personnel to manage and staff the acquired facilities. Moreover, the attendant risks of expansion could have a material adverse effect on PHC's business. Start-up facilities could operate at a loss for a substantial period of time following acquisition. The operating losses and negative cash flow associated with start-up acquisitions could have a material adverse effect on the profitability of PHC unless and until such facilities are fully integrated with PHC's other operations and become profitable.

  Variable patient census. The patient census at PHC's substance abuse and psychiatric facilities decreased from 58.8% to 51.7% occupancy from fiscal year 1997 to fiscal year 1998 and increased to 66.6% for the six months ended December 31, 1998. There can be no assurance that PHC will be able to maintain sufficient capacity utilization or pricing in the future to ensure profitability.

   Acquisition program. PHC's acquisition program is directed by Bruce A. Shear, a Director and the President and Chief Executive Officer of PHC, in conjunction with other members of PHC's Board of Directors. As consideration for any acquisition, in addition to the payment of cash (if any), PHC may issue notes, common stock, preferred stock or other securities. Key employees of acquired companies may become employees of PHC and may hold management positions in PHC. PHC does not intend to seek stockholder approval for any such acquisitions unless required by applicable law or regulations. Accordingly, investors will be substantially dependent upon the business judgment of management in making such acquisitions. PHC intends to engage in a program to seek acquisitions in business areas related or complementary to the present business of PHC and currently plans to acquire one or more substance abuse facilities and/or psychiatric facilities. There can be no assurance that PHC will be able to attract management to operate any additional facilities or, if PHC cannot attract such management, that PHC's current management will be able to devote a sufficient amount of time to managing any additional facilities.

   Seasonality and fluctuation in quarterly results. PHC experiences and expects to continue to experience a decline in revenue in its fiscal quarters ending December 31 primarily due to a seasonal decline in revenue from PHC's substance abuse facilities during this period.

   Regulation. PHC and the health care industry are subject to extensive federal, state and local regulation with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures and reimbursement for services rendered. Health care facilities, including those operated by PHC, are subject to periodic inspections by governmental authorities to ensure compliance with licensure standards and to permit continued participation in third-party payor reimbursement programs, including the Medicare and the Medicaid programs, where applicable. Although, to the best of PHC's knowledge, all of PHC's existing facilities are currently in compliance with all material governmental requirements, there can be no assurance that PHC will be able to obtain new licenses to effect its acquisition strategy or maintain its existing licenses and reimbursement program participation approvals. It is not possible to accurately predict the content or impact of future legislation and regulations affecting the health care industry. PHC's ability to develop or acquire new facilities is dependent upon its ability to secure requisite certificates or determinations of need, licenses, permits and reimbursement program participation approvals. If PHC is unable to obtain required licenses and approvals for new projects, or if its existing licenses or approvals are restricted, rescinded or revoked, its growth would be limited and its business would be materially adversely affected.

   In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs. Currently, Congress and the President contemplate plans to reduce Medicare spending over the next ten years. Preliminary indications suggest that, in addition to increased costs to beneficiaries, the plan would attempt to impose a disproportionate share of the burdens of reform upon health care providers. Additionally, proposed congressional spending reductions for the Medicaid program, possibly involving the issuance of block grants to states, is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. The Commonwealth of Massachusetts has already implemented a mental health/substance abuse managed care program for its Medicaid population, which, in general, has increased administrative oversight and reduced revenues for mental health/substance abuse providers. As a result of this reform activity PHC can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

   Control of PHC by Bruce A. Shear. The holders of PHC's Class B Common Stock are entitled to five votes per share on any matter requiring stockholder action, and the holders of the Class A Common Stock are entitled to one vote per share, except with respect to the election of directors. The holders of the Class A Common Stock are entitled to elect two members to PHC's five-member Board of Directors and the holders of the Class B Common Stock are entitled to elect the remaining directors. Assuming no exercise of any options or warrants and no conversion of any debentures or Preferred Stock, at March 15, 1999 the holders of the Class B Common Stock beneficially own 11.62% of PHC's Common Stock, but have 39.7% of the total voting power. Bruce A. Shear and his affiliates own and control 11.8% of the Common Stock, but hold 37.4% of the total voting power.

   Dependence upon attraction and retention of key personnel; Potential staffing shortages. PHC is highly dependent on the principal members of its management and professional staff, particularly Bruce A. Shear, PHC's President and Chief Executive Officer, Robert H. Boswell, PHC's Executive Vice President and the other members of PHC's management. Although PHC has obtained insurance in the amount of $1,000,000 on the life of Mr. Shear, which would pay PHC $1,000,000 in the event of Mr. Shear's death, the loss of any key person would have a material adverse effect on PHC's business. In addition, PHC's success will depend, in large part, on its ability to attract and retain highly qualified personnel, particularly skilled health care personnel. PHC faces competition for such personnel from governmental agencies, health care providers and other companies. PHC has not to date experienced substantial difficulty in hiring appropriate personnel to staff its facilities. However, if there were a shortage of trained health care personnel in the geographic markets in which PHC conducts or proposes to conduct its business, such shortages could increase PHC's operating costs and limit its expansion opportunities. There can be no assurance that PHC will be successful in hiring or retaining the personnel it requires for continued growth. Similarly, if PHC acquires additional facilities, there can be no assurance that it will be able to attract management to operate such facilities or, if it cannot attract such management, that PHC's current management will be able to devote a sufficient amount of time to managing such additional facilities.

   Competition. The health care business is highly competitive and subject to excess capacity. PHC's competitors include both not-for-profit and for-profit hospitals, health care companies specializing in substance abuse and psychiatric services, many of which have substantially greater resources than PHC.

   Reliance on key clients. PHC has entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to PHC for treatment, the cost of which is reimbursed on a per diem or per capita basis. Although none of these large employers, health care institutions or labor unions accounts for 10% or more of PHC's consolidated revenues, the loss of any of these key clients would require PHC to expend considerable effort to replace patient referrals and would result in revenue losses to PHC and attendant loss in income.

     Possible Nasdaq delisting. PHC has been informally advised by the staff of Nasdaq that an issuance of stock by PHC at a significant discount to market would likely result in a review by Nasdaq of PHC's continued listing. From time to time PHC does issue stock at a discount to market. Although PHC believes that the pricing of the securities issued by PHC at a discount to market from time to time is not significant enough to result in a Nasdaq review of PHC's listing, there can be no assurance that asdaq will not conduct such a review, or otherwise take action to delist the Class A Common Stock. PHC would oppose such action through all reasonable administrative and judicial means.

   Although PHC's Class A Common Stock is listed on Nasdaq, there can be no assurance that PHC will meet the criteria for continued listing of securities on Nasdaq. These continued listing criteria include that (1) PHC maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (2) the minimum bid price of the Class A Common Stock be $1.00 per share or the market value of the freely tradable Class A Common Stock ("public float") be at least $1,000,000 and the value of its capital and surplus be at least $2,000,000, (3) there be at least 100,000 shares in PHC's public float with a market value of at least $200,000, (4) there be at least two active market makers in the Class A Common Stock and (5) PHC's Stock be held by at least 300 holders.

   Furthermore, Nasdaq's Board of Directors has recently voted to revise the listing standards for the SmallCap Market. Such proposed changes would require that for two of the last three years, PHC must maintain at least $2,000,000 in net tangible assets, or at least $35,000,000 in market capitalization, or at least 500,000 shares in PHC's public float with a market value of at least $1,000,000. The criteria relating to bid price, market makers and shareholders would not be changed by this proposal. Currently, PHC meets these new criteria, but there can be no assurances that it will continue to meet such criteria.

   If PHC becomes unable to meet such criteria and is delisted from Nasdaq, trading, if any, in the Class A Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, on the National Association of Securities Dealers Inc.'s "Electronic Bulletin Board". As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, PHC's securities.

   Risk of low-priced stocks. If PHC's securities were delisted from Nasdaq, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and 'accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell PHC's securities and may affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

   Possible effect of "Penny Stock" rules on liquidity for PHC's securities. The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. As of March 2, 1999 the closing price of PHC's stock as reported on Nasdaq was $1.125. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

   The foregoing required penny stock restrictions will not apply to PHC's securities if such securities are listed on the Nasdaq National Market System, are otherwise listed on Nasdaq and have certain price and volume information provided on a current and continuing basis, or if PHC meets certain minimum net tangible assets or average revenue criteria. While PHC currently meets these criteria, there can be no assurance that PHC's securities will continue to qualify for exemption from these restrictions. In any event, even if PHC's securities were exempt from such restrictions, PHC would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

   If PHC's securities were subject to the rules on penny stocks, the market liquidity for PHC's securities would be materially adversely affected.

   Dividends. PHC has not paid any cash dividends on common stock since its inception and does not anticipate paying cash dividends on common stock in the foreseeable future. PHC has a series of Preferred Stock outstanding which would preclude PHC from paying dividends on Common Stock until all Preferred Stock dividends have been paid.

   Possible adverse effects of authorization of preferred stock. PHC's Restated Articles of Organization authorize the issuance of 1,000,000 shares of Preferred Stock on terms which may be fixed by PHC's Board of Directors without further stockholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common
Stock. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financing transactions and other corporate transactions, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, capital stock of PHC. On March 18, 1998 PHC issued 950 shares of Convertible Preferred Stock for $950,000, convertible for Class A Common
Stock at 80% of the average closing bid price five days prior to the conversion date but not less than $1.88 or more than $3.50 per share, and Warrants to purchase 49,990 shares of PHC Class A Common Stock for $2 5/16 per share. As of December 31, 1998, 40 shares of Preferred Stock were converted and, as a result of the conversion and related conversion agreements, 52,206 shares of Class A Common Stock were issued.

   Thin float. The average weekly trading volume of PHC's Class A Common Stock for the period from July 1, 1998 to December 31, 1998 was 154,098 shares. There can be no assurance that the weekly trading volume will remain at the same level or decline. As a result of the thin float in PHC's stock, a small number of transactions can result in significant swings in the market price of PHC's stock, and it may be difficult for stockholders to dispose of PHC's stock in a timely way at a desirable market price.

                               RECENT DEVELOPMENTS

     Until January 15, 1999 PHC operated an outpatient clinic in Salem, Virginia through its subsidiary Pioneer Counseling of Virginia, Inc.
("PCV"). In a letter agreement dated March 3, 1999 Dr. Mukesh Patel and Dr. Himanshu Patel agreed to sign over to PHC, Inc. the shares of PCV owned by them in exchange for their release from any corporate liability. On March 15, 1999 PHC sold the real estate owned by PCV and is currently in the process of liquidating all other assets of PCV.

     In February, 1999 PHC discontinued providing services through Behavioral Rehab Services of Connecticut, Inc. a Joint Venture with Lexington Healthcare Group. PHC was unable to attract and retain qualified individuals to manage the contracts of the Connecticut operation.

     In March, 1999 PHC launched a preview of its website, "Behavioralhealthonline.com". PHC intends to provide Behavioral Health related goods and services through the internet and anticipates offering limited items by the end of this fiscal year.

                            SELLING SECURITY HOLDERS

     The following table sets forth the shares of Class A Common Stock that may be offered and sold from time to time by the Selling Security. The information contained in the following table is based on PHC's records and on information provided by PHC's transfer agent as of March 2, 1999. The information may have changed since the date that the information was provided to PHC. None of the Selling Security Holders has had any position, office or any material relationship with PHC or any of its predecessors or affiliates during the past three years.


   Name of Selling      Number of                     Number of Shares
   Security Holder      Shares of       Number of        of Class A
                         Class A        Shares of       Common Stock
                       Common Stock      Class A        Owned After the
                       Owned Before    Common Stock      Offering
                       the Offering      Offered
Augustine Fund (1)       429,316(2)     429,316(2)           0
ProFutures (1)         1,042,942(3)   1,042,942(3)           0
J. Mauldin (1)           220,985(4)     220,985(4)           0
G. Halbert (1)           334,480(5)     334,480(5)           0
Dean and Company (6)     250,000        250,000              0

(1) Includes shares of Class A Common Stock issuable on conversion of the Series B Convertible Preferred Stock (the "Convertible Preferred Stock").

In March 1998 PHC issued a total of 950 shares of Convertible Preferred Stock as follows: 200 shares to Augustine Fund; 500 shares to ProFutures; 150 shares to G. Halbert and 100 shares to J. Mauldin. The Convertible Preferred Stock is convertible into Class A Common Stock of PHC at a conversion price which is 80% of the average closing bid price five days prior to the conversion date. PHC is obligated to issue the Selling Security Holder a promissory  Note for the  difference  between  $1.88 (the  "Minimum  Conversion
Price") and the market price of Class A Common Stock (the "Price Guarantee"). The Price Guarantee was later revised to allow PHC to issue
Class A Common Stock in lieu of the promissory note. The number of shares of Class A Common Stock to be issued in lieu of the promissory note is determined by dividing (a) the aggregate spread between the Minimum Conversion Price and the market price on the conversion date by (b) the fair market value of the Class A Common Stock on the conversion date.

This Prospectus includes an aggregate of 99,697 issued and 660,303 unissued shares of Class A Common Stock - a total of 792,061. The 792,061 figure is an assumed figure of the total number of shares of Class A Common Stock that need to be issued to the Selling Security Holders in connection with the Price Guarantee and in lieu of promissory notes based on a market price of $1.125 as of March 2, 1999.

The shares of Class A Common Stock issued to the Selling Security Holders at the conversion price of the Convertible Preferred Stock have been previously registered in Registration #333-59927, effective July 24, 1998.

(2) Includes  429,316  shares of Class A Common Stock held by Augustine Fund as of March 2, 1999 as follows: (1) 258,867 shares of Class A Common Stock issuable upon conversion of 177 Shares of Convertible Preferred Stock; and
(2) 170,449 shares of Class A Common Stock which were issued or may be issued to Augustine Fund in connection with the Price Guarantee and in lieu of a promissory note, as set forth in footnote 1 above. Of the 170,449 shares of Class A Common Stock which were issued or may be issued in connection with the Price Guarantee, 25,449 shares are issued and 145,000 are unissued. Of the 429,316 shares of Class A Common Stock held by Augustine Fund, 170,449 shares are being registered under this Registration Statement and 258,867 have been previously registered in Registration #333-59927, effective July 24, 1998.

(3) Includes 1,042,942 shares of Class A Common Stock held by ProFutures as of March 2, 1999 as follows: (1) 634,330 shares of Class A Common Stock are issuable upon conversion of 417 shares of Convertible Preferred Stock; and
(2) 408,612 shares of Class A Common Stock which were issued or may be issued to ProFutures in connection with the Price Guarantee and in lieu of a promissory note, as set forth in footnote 1 above. Of the 408,612 shares of Class A Common Stock which were issued or may be issued in connection with the Price Guarantee, 74,248 shares are issued and 334,364 are unissued. Of the 1,042,942 shares of Class A Common Stock held by ProFutures, 408,612 shares are being registered under this Registration Statement and 634,330 have been previously registered in Registration #333-59927, effective July 24, 1998.

(4) Includes 220,985 shares of Class A Common Stock held by J. Mauldin as of March 2, 1999 as follows: (1) 136,985 shares of Class A Common Stock issuable upon conversion of 103 shares of Convertible Preferred Stock; and (2) 84,000 shares of Class A Common Stock which were issued or may be issued to J. Mauldin in connection with the Price Guarantee and in lieu of a promissory note, as set forth in footnote 1 above. Of the 220,985 shares of Class A Common Stock held by J. Mauldin, 84,000 shares are being registered under this Registration Statement and 136,985 have been previously registered in Registration #333-59927, effective July 24, 1998.

(5) Includes 334,480 shares of Class A Common Stock held by G. Halbert as of March 2, 1999 as follows: (1) 205,480 shares of Class A Common Stock issuable upon conversion of 156 shares of Convertible Preferred Stock; (2) 129,000 shares of Class A Common Stock which were issued or may be issued to
G. Halbert in connection with the Price Guarantee and in lieu of a promissory note, as set forth in footnote 1 above. Of the 334,480 shares of Class A
Common Stock held by G. Halbert, 129,000 shares are being registered under this Registration Statement and 205,480 have been previously registered in Registration #333-59927, effective July 24, 1998.

(6) In December 1998 PHC issued to Dean and Company $500,000 in 12% convertible debentures, which are convertible into 250,000 shares of Class A Common Stock at a price of $2.00 per share. The closing bid price of the Class A Common Stock was $1.125 as of March 2, 1999.

                             PLAN OF DISTRIBUTION

      Any or all of the Class A Common Stock offered hereby may be sold from time to time to purchasers directly by a Selling Security Holder. Alternatively, a Selling Security Holder may from time to time offer any or all of the Class A Common Stock in or through underwriters, dealers, brokers or other agents. In addition, the Selling Security Holders and/or any underwriter, broker, dealer or other agent may engage in hedging transactions with respect to the Class A Common Stock. In connection with such transactions, shares of Class A Common Stock offered hereby may be delivered to cover any short positions resulting from such transactions. PHC will receive no proceeds from the sale of the Class A Common Stock offered hereby.

        The Class A Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a Selling Security Holder or by agreement between a Selling Security Holder and its underwriters, dealers, brokers or other agents.

        Any underwriters, dealers, brokers or other agent to or through whom Class A Common Stock offered hereby is sold may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Security Holder and/or purchasers of Class A Common Stock for whom they may act as agent or to whom they may sell as principal, or both (which compensation to a particular underwriter, broker, dealer or other agent might be in excess of customary commissions). In addition, a Selling Security Holder and any such underwriters, dealers, brokers or other agents may be deemed to be underwriters under the Securities Act, and any profits on the sale of Class A Common Stock by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or other agent in connection with the sale of the Class A Common Stock will be selected by a Selling Security Holder and may have other business relationships with PHC and its subsidiaries or affiliates in the ordinary course of business. PHC cannot presently estimate the amount of any such discounts, commissions or concessions. PHC knows of no existing arrangements between the Selling Security holders and any underwriter, dealer, broker or other agent.

        At any time a particular offer of Class A Common Stock is made by a Selling Security Holder, if required, a Prospectus Supplement will be distributed which will set forth the identity of, and certain information relating to, such Selling Security Holder, the aggregate amounts of Class A Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or other agents, any discounts, commissions and other items constituting compensation from such Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Class A Common Stock.

        To comply with certain states securities laws, if applicable, the Class A Common Stock offered hereby may be sold in such state only through brokers or dealers. In addition, in certain states the Class A Common Stock may not be sold unless it has been registered or qualified for sale in such state on an exemption from registration or qualification is available and complied with.

                 INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS

      Section 6 of PHC's Restated Articles of Organization provides, in part, that PHC shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to PHC during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

      In addition, the Restated Articles of Organization of PHC, under authority of the Business Corporation Law of The Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to PHC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to PHC or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to the declaration of, a dividend, repurchase of shares' distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PHC pursuant to the foregoing provisions, or otherwise, PHC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PHC of expenses incurred or paid by a director, officer or controlling person of PHC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PHC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                LEGAL MATTERS

      The validity of the securities offered hereby has been passed upon for PHC by Arent Fox Kintner Plotkin & Kahn, Washington, DC.

                                    EXPERTS

      The financial statements of PHC for the year ended June 30, 1997 have been audited by Richard Eisner & Company, LLP., independent certified public accountants, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

      The financial statements of PHC for the year ended June 30, 1998 have been audited by BDO Seidman, LLP., independent certified public accountants, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

No  dealer,  salesman  or any other
person has been  authorized to give
any  information  or  to  make  any
representations  other  than  those
contained  in  this  Prospectus  in                  PHC, INC.
connection  with the offering  made
hereby,  and,  if  given  or  made,          PIONEER BEHAVIORAL HEALTH
such         information         or
representations  must not be relied
upon as having been  authorized  by
PHC.  This   Prospectus   does  not         1,042,061 Shares of Class A
constitute  an  offer  to sell or a                Common Stock
solicitation  of an  offer  to buy,
by any  person in any  jurisdiction
in  which it is  unlawful  for such
person  to  make   such   offer  or
solicitation.      Neither      the
delivery  of  this  Prospectus  nor
any  offer,  solicitation  or  sale
made  hereunder   shall  under  any
circumstances       create      any
implication  that  the  information
herein  contained  is correct as of
any time  subsequent to the date of
the Prospectus.
         TABLE OF CONTENTS
                               Page
Prospectus Summary                7
Risk Factors
   Negative cash flow             9
   Need for additional
      financing                   9
   Lack of access to capital
      to achieve acquisition
      strategy                    9
   Reimbursement by third-party
      payors; Concentration of
      receivable; Change in
      service mix                10
   Acquisition and expansion
      risks                      11
   Variable patient census       12
   Acquisition program           12
   Seasonality and
      fluctuation in
      quarterly results          12
   Regulation                    12
   Control of PHC by Bruce A.
      Shear                      13
   Dependence upon attraction
      and retention of key
      personnel; Potential
      staffing shortages         13
   Competition                   14
   Reliance on key clients       14
   Possible Nasdaq delisting     14
   Risk of low-priced stocks     15
   Possible effect of "Penny
      Stock" rules on liquidity
      for PHC's securities       15
   Dividends                     16
   Possible adverse effects
      of authorization of
      preferred stock            16
   Thin float                    16
Recent Developments              17
Selling Security holders       18-19
Plan of Distribution           20-21
Indemnification for
Securities Act Violations        22
Legal Matters                    23                 PROSPECTUS
Experts                          23                 April 1999


                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder.


            SEC Registration Fee              $      276.30
            NASDAQ Registration Fee           $    7,500.00
            Legal Fees and Expenses           $    8,500.00
            Accounting Fees and Expenses      $    7,000.00
            Miscellaneous                     $      723.70

                 Total                        $   24,000.00

            The Registrant will bear all expenses shown above.

Item 15. Indemnification of Directors and Officers.

      Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to the Registrant during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

      In addition, the Restated Articles of Organization of the Registrant, under authority of the Business Corporation Law of The Commonwealth of
Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

                               Item 16. Exhibits.

Exhibit Index
Exhibit No.                     Description

4.1 Form of Warrant Agreement. (Filed as exhibit 4.1 to PHC's Registration Statement on March 2, 1994).

4.2 Form of Unit Purchase Option. (Filed as exhibit 4.4 to PHC's Registration Statement on March 2, 1994).

4.3 Form of warrant issued to Robert A. Naify, Marshall Naify, Sarah M. Hassanein and Whitney Gettinger. (Filed as exhibit 4.6 to PHC's Registration Statement on Form 3 dated March 12, 1996. Commission file number 333-71418).

4.4 Warrant Agreement by and among PHC, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc. executed in connection with the Private Placement. (Filed as exhibit 4.8 to PHC's Registration Statement on Form 3 dated March 12, 1996. Commission file number 333-71418).

4.5 Warrant Agreement issued to Alpine Capital Partners, Inc. to purchase 25,000 Class A Common shares dated October 7, 1996. (Filed as exhibit 4.15 to PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission November 5, 1996. Commission file number 0-23524).

4.6 Warrant Agreement issued to Barrow Street Research, Inc. to purchase 3,000 Class A Common shares dated February 18, 1997. (Filed as exhibit 4.17 to PHC's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).

4.7 Consultant Warrant Agreement by and between PHC, Inc., and C.C.R.I. Corporation dated March 3, 1997 to purchase 160,000 shares Class A Common Stock. (Filed as an exhibit to PHC's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).

4.8 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for 50,000 shares of Class A Common Stock dated 6/4/97. (Filed as exhibit 4.22 to PHC's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).

4.9 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for up to 86,207 shares of Class A Common Stock dated 09/19/97. (Filed as exhibit 4.25 to PHC's report on Form 10KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).

4.10 Transfer from Seacrest Capital Securities of PHC, Inc. and securities to Summit Capital Limited dated 12/19/97. (Filed as exhibit 4.26 to PHC's report on Form 10KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).

Exhibit No.                     Description

4.11 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, LP for 3,000 shares of Class A Common Stock. (Filed as exhibit 4.27 to PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-23524).

4.12 Subscription Agreements and Warrants for Series B Convertible Preferred Shares and Warrants by and between PHC, Inc., ProFutures Special Equities Fund, L.P., Gary D. Halbert, John F. Mauldin and Augustine Fund, L.P. dated March 16, 1998. (Filed as exhibit 4.28 to PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-23524).

4.13 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated March 10, 1998. (Filed as exhibit 4.16 to PHC's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).

4.14 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated July 10, 1998. (Filed as exhibit 4.15 to PHC's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).

4.15 Warrant Agreement by and between Joan Finsilver and PHC, Inc. dated 07/31/98 for 60,000 shares common stock. (Filed as exhibit 4.16 to PHC's report on 10KSB filed with the Securities and Exchange Commission on October 13, 1998. Commission file number 0-23524. Replaces exhibit 4.23 to PHC's report on Form 10KSB. Filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).

4.16 Warrant Agreement by and between Brean Murray and Company and PHC, Inc. dated 07/31/98 for 90,000 shares common stock. (Filed as exhibit 4.17 to PHC's report on 10KSB filed with the Securities and Exchange Commission on October 13, 1998. Replaces exhibit 4.23 to PHC's report on Form 10KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).

4.17 Warrant Agreement by and between HealthCare Financial Partners, Inc. and its subsidiaries (collectively ("HCFP") and PHC, Inc. dated July 10, 1998 Warrant No. 3 for 20,000 shares of Class A Common Stock. (Filed as exhibit
     4.18 to PHC's report on Form 10KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).

4.18 Warrant Guaranty Agreement for Common Stock Purchase Warrants issuable by PHC, Inc. dated August 14, 1998 for Warrants No 2 and No. 3. (Filed as exhibit 4.19 to PHC's report on Form 10KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).

Exhibit No.                     Description

4.19 12% Convertible Debenture by and between PHC, Inc., and Dean & Co., dated December 3, 1998 in the amount of $500,000. (Filed as exhibit 4.20 to PHC's report on Form 10QSB dated February 12, 1999. Commission file number 0-23524).

4.20 Securities Purchase Agreement for 12% Convertible Debenture by and between PHC, Inc. and Dean & Co., a Wisconsin nominee partnership for Common Stock. (Filed as exhibit 4.21 to PHC's report on Form 10QSB dated February 12, 1999. Commission file number 0-23524).

4.21 Warrant Agreement to purchase up to 25,000 shares of Class A Common Stock by and between PHC, Inc., and Dean & Co., dated December 3, 1998. (Filed as exhibit 4.22 to PHC's report on Form 10QSB dated February 12, 1999. Commission file number 0-23524).

4.22 Warrant  Agreement  by and  between  PHC,  Inc.,  and  National  Securities
     Corporation dated January 5, 1999 to purchase 37,500 shares of Class A Common Stock. (Filed as exhibit 4.23 to PHC's report on Form 10QSB dated February 12, 1999. Commission file number 0-23524).

4.23 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares, 15,000 shares, 5,000 shares, 5,000 shares, 50,000 shares and 10,000 shares of Class A Common Stock dated December 31, 1998; 5,000 shares of Class A Common Stock dated December 1, 1998; 10,000 shares of Class A Common Stock dated January 1, 1999; and 10,000 shares of Class A Common Stock dated February 1, 1999. (Filed as exhibit 4.24 to PHC's report on Form 10QSB dated February 12, 1999. Commission file number 0-23524).

*4.24 Warrant Agreement by and between PHC, Inc., and Barrow Street Research for 3,000 shares of Class A Common Stock dated February 23, 1999.

*4.25 Warrant Agreement  by and between PHC,  Inc., and  George H.  Gordon  for
      10,000 shares of Class A Common Stock dated March 1, 1999.

*4.26 Agreement dated April 5, 1999 modifying the payment terms on the price guarantee associated with the Series B Convertible Preferred Stock.

*5.1  Opinion of Arent Fox Kintner Plotkin & Kahn, PPLC.

16.1 Letter on Change in Independent Public Accountants. (Filed as an exhibit to PHC's report on Form 10KSB, filed with the Securities and Exchange Commission on September 28, 1994 and as exhibit 16.1 in PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission. (Commission file number 0-23524 on April 29, 1998).

21.1 List of Subsidiaries. (Filed as an exhibit to PHC's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).

*23.1 Consent of Independent Auditors.

*23.2 Consent of Independent Auditors.

*23.3 Consent of Arent Fox Kintner Plotkin & Kahn, PPLC Included in exhibit 5.1.

*24.1 Power of Attorney: included on signature page.

*27   Financial Data Schedule

*99.1 Cautionary Statement for Purposes of the "Safe  Harbor" Provisions of the
      Private Securities Litigation Reform Act of 1995.

*     Indicates exhibits filed herewith.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Peabody, State of Massachusetts.

                                               PHC, INC.

Date:   April 13, 1999                         By: /s/ Bruce A. Shear
                                                       President and Chief
                                                       Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bruce A. Shear his or her true and lawful attorney-in fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                        TITLE(S)                   DATE


/s/  Bruce A. Shear           President, Chief           April 13, 1999
                              Executive  Officer
                              and Director
                              (principal
                              executive officer)

/s/  Paula C. Wurts           Controller                 April 13, 1999
                              Assistant Treasurer
                              (principal
                              financial and
                              accounting officer)

/s/  Gerald M. Perlow         Director                   April 13, 1999


/s/  Donald E. Robar          Director                   April 13, 1999


/s/  Howard Phillips          Director                   April 13, 1999


/s/  William F. Grieco        Director                   April 13, 1999

Exhibit 5.1
                                    Arent Fox
                           1050 Connecticut Avenue, NW
                            Washington, DC 20036-5339

Arnold R. Westerman
Tel: 202/857-6243
Fax: 202/857-6395
westerma@arentfox.com
http://www.arentfox.com

                                                      April 12, 1999
PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts 01960

Gentlemen:

     We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC"), with respect to PHC's Registration Statement on Form S-3, filed by PHC with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933 as amended, of 1,042,061 shares of the Class A Common Stock, par value $.01 per share (the "Class A
Common Stock") of PHC, (1) 250,000 of which are issuable by PHC upon the conversion of Convertible Debentures, (2) 99,697 of which were issued in lieu of a Note in conjunction with the conversion of Convertible Preferred Stock, and
(3) 660,303 additional shares of Class A Common Stock which may be issued in lieu of Notes upon conversion of the Convertible Preferred Stock.

     On the basis of such investigation as we have deemed necessary, we are of the opinion that the 1,042,061 shares of PHC Class A Common Stock to be sold by PHC will be legally issued, fully paid and non-assessable when sold in accordance with the transactions described in the Registration Statement and as specified therein.

     We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                        Very truly yours,

                        /s/  ARENT FOX KINTNER PLOTKIN & KAHN

                        Arent Fox Kintner Plotkin & Kahn
 New York, NY - McLean, VA - Bethesda, MD - Budapest, Hungary - Jeddah, Kingdom
                                 of Saudi Arabia

Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of PHC, Inc. ("PHC") of our report dated September 18, 1998 on the consolidated financial statements of PHC for the year ended June 30, 1998 appearing in PHC's Annual Report on Form 10-KSB for the year ended June 30, 1998.



BDO Siedman, LLP
Boston, Massachusetts
April 7, 1999

Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of PHC, Inc. ("PHC") of our report dated September 19, 1997 on the consolidated financial statements of PHC for the year ended June 30, 1997 appearing in PHC's Annual Report on Form 10-KSB for the year ended June 30, 1998.



Richard A. Eisner, LLP
New York, NY
March 31, 1999

Exhibit 4.24

THE SECURITIES REPRESENTED BY THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES STATUTE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES STATUTE, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER.


Shares Issuable Upon Exercise:      Up to 3,000  shares  of the  Class A Common
                                    Stock, $.01 par value, of PHC, Inc.

                               WARRANT TO PURCHASE
                         SHARES OF CLASS A COMMON STOCK

                            Expires February 23, 2003

      THIS CERTIFIES THAT, for value received, Barrow Street Research is entitled to subscribe for and purchase that number of shares (the "Shares") of the fully paid and nonassessable Class A Common Stock, $.01 par value, (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), for a price of $1.20 per Share (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Shares" shall mean the Company's Class A Common Stock, or any stock into or for which such Class A Common Stock shall have been or may hereafter be converted or exchanged pursuant to the Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles (hereinafter the "Charter"), and the term "Grant Date" shall mean February 23, 1999.

      1. Term. Subject to the provisions of this Warrant, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and prior to February 23, 2003.

           Notwithstanding anything to the contrary contained herein, neither this Warrant nor any rights hereunder may be transferred or assigned except to an Assignee who is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations of the Securities Act of 1933.

      2. Method of Exercise. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of this holder, (a) the surrender of the Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company by certified or bank check or by wire transfer, of an amount equal to the then applicable Warrant Price multiplied by the number of shares then being purchased or (b) if in connection with a registered public offering of the Company's securities (provided that such offering includes the shares), the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company and any underwriter, in the case of an underwritten registered public offering, for payment to the Company either by certified or bank check or by wire transfer of from the proceeds of the sale of Shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares which shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised and the then applicable Warrant Price paid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within ten (10) days of receipt of such notice and payment of the then applicable Warrant Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such ten-day period.

      3. Stock Fully Paid; Reservation of Shares. All shares that may be issued upon the exercise of the rights represented by this Warrant will upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

      4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant Agreement and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

           4.1 Reclassification. In case of any reclassification, change or conversion of the Company's Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company, shall execute a new Warrant Agreement (in form and substance reasonably satisfactory to the Holder) providing that the Holder of this Warrant Agreement shall have the right to exercise such new Warrant Agreement and upon such exercise and payment of the then applicable Warrant Price to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant Agreement, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Class A Common Stock. Such new Warrant Agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.1. The provisions of this Section
4.1 shall similarly apply to successive reclassifications and changes.

           4.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Class A Common Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be equitably adjusted.

           4.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Class A Common Stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be appropriately adjusted.

           4.4 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant Agreement against impairment.

           4.5 Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of this Warrant, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote, and the amount and character of such dividend, distribution or vote.

           4.6 Adjustment to Number of Shares and Warrant Price Based on Dilutive Issuance. If and whenever the Company should issue shares of its Class A Common Stock at a price per share less than the average of the closing of the bid and asked prices for such Class A Common Stock for the last trading day immediately prior to the issuance of such shares (other than shares issued pursuant to an employee benefit plan including Class A Common Stock issued or issuable to the officers or employees or directors of or consultants to the Company and approved by a disinterested majority of the directors of the Company), then the Warrant Price shall be adjusted by dividing (1) the sum of (A) the total number of shares of Class A Common Stock outstanding immediately prior to such issuance multiplied by the then effective Warrant Price and (B) the value of the consideration received by the Company upon such issuances as determined by the Board of Directors by
(2) the total number of shares of Class A Common Stock outstanding immediately after such issuance. The holder of the Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Shares (calculated to the nearest whole share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. For the purpose of this paragraph (d) the issuance of securities convertible into or exercisable for the Class A Common Stock shall be deemed the issuance of the number of shares of Class A Common Stock into which such securities are convertible or for which such securities are exercisable, and the consideration received for such securities shall be deemed to include the minimum aggregate amount payable upon conversion or exercise of such securities expire unexercised, the Warrant Price of Shares issuable upon the exercise hereof shall be readjusted accordingly.

      5. Notice of Adjustments. Whenever the Warrant Price or number of Shares shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustments deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

      6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

      7.   Compliance with Securities Act, Disposition of Shares.

           7.1 Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, reconfirms the representations made by the Purchaser in a letter agreement with the Company as of the date hereof (the "Letter Agreement") and agrees to the placement of a restrictive transfer legend on this Warrant and the certificates representing the shares.

           7.2 Disposition of Warrants and Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of this Warrant or such Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company (and, in such case, such counsel and opinion must be reasonably acceptable to the Company), to the effect that such offer, sale or other disposition my be effected without registration or qualification (under the Securities Act of 1933 (the "Act") as then in effect or any federal or state law then in effect) and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

      8. Rights as Shareholders. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein, be construed to confer upon the holder of this Warrant, as such any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings (except as otherwise provided in Section 4.5 of this warrant), or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      9.   Representations   and   Warranties.   This  Warrant  is  issued  and
delivered on the basis of the following:

                9.1 Authorization and Delivery. This Warrant has been duly authorized and executed by the Company and when delivered will be valid and binding obligation of the Company enforceable in accordance with its terms; and

                9.2 Shares. The Shares have been duly authorized and reserved for issuance by the Company and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

      10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      11.  Notices.   Any  notice,   request  or  other  document  required  or
permitted to be given or delivered to the holder hereof or the Company shall be delivered in the manner set forth in the Letter Agreement.

      12. Binding Effect of Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger of consolidation, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall be as set forth in the Letter Agreement, the Company's Charter and the Company's by-laws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including without limitation, any right to registration of the Shares) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

      13. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonable satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificates and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonable satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

      15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.



                               PHC, INC.


                               By:    /s/ Bruce A. Shear, President
                               Date:      February 23, 1999

                                   Exhibit A-1

                               Notice of Exercise

To:

      1. The undersigned hereby elects to purchase _______ Shares of PHC, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

      2. Please issue a certificate or certificates representing the Shares deliverable upon the exercise set forth in paragraph 1 in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Section 7 of the Warrant, in such other name or names as are specified below:

                      ____________________________________
                                     (Name)


                      _____________________________________

                      _____________________________________

                      _____________________________________
                                    (Address)

      3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has not present intention of distributing or reselling such shares.



_______________________________
Signature


_________________
Date

                                   Exhibit A-2

                               Notice of Exercise

To:

      1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement of Form S _____________, filed ______________, ______ the undersigned hereby elects to purchase Shares of the Company (or such lesser number of Shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

      2. Please deliver to the custodian for the selling shareholders a certificate representing the Shares being so purchased.

      3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $ _________________ of, if less, the net proceeds due the undersigned from the sales of Shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such Shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.



_______________________________
Signature


_________________
Date



warrants.dot

Exhibit 4.25

THE SECURITIES REPRESENTED BY THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES STATUTE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES STATUTE, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER.


Shares Issuable Upon Exercise:      Up to  10,000  shares of the Class A Common
                                    Stock, $.01 par value, of PHC, Inc.

                               WARRANT TO PURCHASE
                         SHARES OF CLASS A COMMON STOCK

                              Expires March 1, 2004

           THIS CERTIFIES THAT, for value received, George H. Gordon is entitled to subscribe for and purchase that number of shares (the "Shares") of the fully paid and nonassessable Class A Common Stock, $.01 par value, (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), for a price of $1.00 per Share (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Shares" shall mean the Company's Class A Common Stock, or any stock into or for which such Class A Common Stock shall have been or may hereafter be converted or exchanged pursuant to the Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles (hereinafter the "Charter"), and the term "Grant Date" shall mean March 1, 1999.

      1. Term. Subject to the provisions of this Warrant, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and prior to March 1, 2004.

           Notwithstanding anything to the contrary contained herein, neither this Warrant nor any rights hereunder may be transferred or assigned except to an Assignee who is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations of the Securities Act of 1933.

      2. Method of Exercise. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of this holder, (a) the surrender of the Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company by certified or bank check or by wire transfer, of an amount equal to the then applicable Warrant Price multiplied by the number of shares then being purchased or (b) if in connection with a registered public offering of the Company's securities (provided that such offering includes the shares), the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company and any underwriter, in the case of an underwritten registered public offering, for payment to the Company either by certified or bank check or by wire transfer of from the proceeds of the sale of Shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares which shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised and the then applicable Warrant Price paid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within ten (10) days of receipt of such notice and payment of the then applicable Warrant Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such ten-day period.

      3. Stock Fully Paid; Reservation of Shares. All shares that may be issued upon the exercise of the rights represented by this Warrant will upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

      4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant Agreement and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

           4.1 Reclassification. In case of any reclassification, change or conversion of the Company's Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company, shall execute a new Warrant Agreement (in form and substance reasonably satisfactory to the Holder) providing that the Holder of this Warrant Agreement shall have the right to exercise such new Warrant Agreement and upon such exercise and payment of the then applicable Warrant Price to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant Agreement, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Class A Common Stock. Such new Warrant Agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.1. The provisions of this Section
4.1 shall similarly apply to successive reclassifications and changes.

           4.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Class A Common Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be equitably adjusted.

           4.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Class A Common Stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be appropriately adjusted.

           4.4 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant Agreement against impairment.

           4.5 Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of this Warrant, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote, and the amount and character of such dividend, distribution or vote.

           4.6 Adjustment to Number of Shares and Warrant Price Based on Dilutive Issuance. If and whenever the Company should issue shares of its Class A Common Stock at a price per share less than the average of the closing of the bid and asked prices for such Class A Common Stock for the last trading day immediately prior to the issuance of such shares (other than shares issued pursuant to an employee benefit plan including Class A Common Stock issued or issuable to the officers or employees or directors of or consultants to the Company and approved by a disinterested majority of the directors of the Company), then the Warrant Price shall be adjusted by dividing (1) the sum of (A) the total number of shares of Class A Common Stock outstanding immediately prior to such issuance multiplied by the then effective Warrant Price and (B) the value of the consideration received by the Company upon such issuances as determined by the Board of Directors by
(2) the total number of shares of Class A Common Stock outstanding immediately after such issuance. The holder of the Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Shares (calculated to the nearest whole share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. For the purpose of this paragraph (d) the issuance of securities convertible into or exercisable for the Class A Common Stock shall be deemed the issuance of the number of shares of Class A Common Stock into which such securities are convertible or for which such securities are exercisable, and the consideration received for such securities shall be deemed to include the minimum aggregate amount payable upon conversion or exercise of such securities expire unexercised, the Warrant Price of Shares issuable upon the exercise hereof shall be readjusted accordingly.

      5. Notice of Adjustments. Whenever the Warrant Price or number of Shares shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustments deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

      6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

      7.   Compliance with Securities Act, Disposition of Shares.

           7.1 Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, reconfirms the representations made by the Purchaser in a letter agreement with the Company as of the date hereof (the "Letter Agreement") and agrees to the placement of a restrictive transfer legend on this Warrant and the certificates representing the shares.

           7.2 Disposition of Warrants and Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of this Warrant or such Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company (and, in such case, such counsel and opinion must be reasonably acceptable to the Company), to the effect that such offer, sale or other disposition my be effected without registration or qualification (under the Securities Act of 1933 (the "Act") as then in effect or any federal or state law then in effect) and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

      8. Rights as Shareholders. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein, be construed to confer upon the holder of this Warrant, as such any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings (except as otherwise provided in Section 4.5 of this warrant), or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      9.   Representations   and   Warranties.   This  Warrant  is  issued  and
delivered on the basis of the following:

                9.1 Authorization and Delivery. This Warrant has been duly authorized and executed by the Company and when delivered will be valid and binding obligation of the Company enforceable in accordance with its terms; and

                9.2 Shares. The Shares have been duly authorized and reserved for issuance by the Company and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

      10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      11.  Notices.   Any  notice,   request  or  other  document  required  or
permitted to be given or delivered to the holder hereof or the Company shall be delivered in the manner set forth in the Letter Agreement.

      12. Binding Effect of Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger of consolidation, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall be as set forth in the Letter Agreement, the Company's Charter and the Company's by-laws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including without limitation, any right to registration of the Shares) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

      13. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonable satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificates and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonable satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

      15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.



                               PHC, INC.


                               By:  /s/  Bruce A. Shear, President
                               Date:     March 1, 1999

                                   Exhibit A-1

                               Notice of Exercise

To:

      1. The undersigned hereby elects to purchase _______ Shares of PHC, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

      2. Please issue a certificate or certificates representing the Shares deliverable upon the exercise set forth in paragraph 1 in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Section 7 of the Warrant, in such other name or names as are specified below:

                      ____________________________________
                                     (Name)


                      _____________________________________

                      _____________________________________

                      _____________________________________
                                    (Address)

      3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has not present intention of distributing or reselling such shares.



_______________________________
Signature


_________________
Date

                                   Exhibit A-2

                               Notice of Exercise

To:

      1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement of Form S _____________, filed ______________, ______ the undersigned hereby elects to purchase Shares of the Company (or such lesser number of Shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

      2. Please deliver to the custodian for the selling shareholders a certificate representing the Shares being so purchased.

      3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $ _________________ of, if less, the net proceeds due the undersigned from the sales of Shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such Shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.



_______________________________
Signature


_________________
Date



warrants.dot

Exhibit 4.26


(PHC, Inc. Letterhead and Logo)



April 12, 1999


Marty Anderson
Golden Eye Asset Management
14275 W. Braemore Close
Green Oaks  IL  60048

Dear Marty:

As a follow up to our previous conversation, the Registration Statement is complete and can be filed today. In the final review by our counsel last week, they determined that we needed a signed waiver by each of the Investors authorizing shares to be issued in lieu of the Note as called for in the individual Subscription Agreements. Therefore, please have each party sign this letter acknowledging that PHC, Inc. is authorized to issue shares in lieu of Note as provided for in the Subscription Agreements dated March 13, 1998 between the parties referenced below.

Very truly yours,


/s/  Bruce A. Shear
       President

ACCEPTANCE:


_______________________________        /s/  John F. Mauldin
ProFutures Special Equities Fund,
L.P.


By:  ProFutures Fund Management, Inc.      Augustine Fund, LP.
     General Partner, Gary D.
     Halbert, President                   /s/ Thomas F. Duszynski
                                              % Augustine Capital
                                              Managaement, Inc., GP
/s/  Gary D. Halbert